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                                                                      EXHIBIT 21

                     PRECISION AUTO CARE, INC. SUBSIDIARIES


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Subsidiary                                                Jurisdiction of Incorporation
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
Hydro Spray Car Wash Equipment Co., Ltd.                  Iowa
Indy Ventures L.L.C.                                      Indiana
KBG, LLC                                                  Colorado
Miracle Industries, Inc.                                  Ohio
Miracle Partners, Inc.                                    Delaware
National 60 Minute Tune, Inc.                             Washington
PAC Acquisition LLC                                       Virginia
PAC Mexican Delaware Holding Company, Inc.                Delaware
PAC Mexican Holding Company LLC                           Virginia
Praxis Afinaciones Puerto Rico, Inc.                      Puerto Rico
Praxis Afinaciones, S.A. de C.V.                          Mexico
Praxis AutoPartes, S.A. de C.V.                           Mexico
Precision Auto Care Mexico I, S. de R.L. de C.V.          Mexico
Precision Auto Care Mexico II, S. de R.L. de C.V.         Mexico
Precision Building Solutions Incorporated                 Delaware
Precision Tune Auto Care, Inc.                            Virginia
Prema Properties Ltd.                                     Ohio
Premier Accesorios, S.A. de C.V.                          Mexico
Promotora de Franquicias Praxis S.A. de C.V.              Mexico
PTW, Inc.                                                 Washington
Ralston Car Wash, Ltd.                                    Colorado
Rocky Mountain Ventures II, Inc.                          Colorado
Rocky Mountain Ventures, Inc.                             Colorado
Sixar Afinaciones Puerto Rico, Inc.                       Puerto Rico
Sixar Afinaciones, S.A. de C.V.                           Mexico
Sixar Guadalajara, S.A. de C.V.                           Mexico
Sixar Occidente, S.A. de C.V.                             Mexico
WE JAC Corporation                                        Delaware
Worldwide Drying Systems, Inc.                            Colorado
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